UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Senior Level Performance Bonus Plan

On March 12, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Gentherm Incorporated (the “Company”) approved the Company’s Second Amended and Restated Senior Level Performance Bonus Plan (the “Bonus Plan”) applicable to all executive officers and certain other key employees. The Bonus Plan further amends and restates the original plan to, among other things, provide future flexibility in establishing and weighting Company performance goals and performance modifiers and setting performance periods. The Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Committee also approved the 2021 bonus program for executive officers and other senior leaders under the Bonus Plan, consisting of two Company performance goals, revenue and Adjusted EBTIDA, equally weighted, for an annual performance period ending December 31, 2021. President and CEO Phil Eyler’s bonus is based solely on such performance goals. For other executive officers, the 2021 bonus program also includes a performance modifier, based on objective strategic goals of the Company that may increase (but not decrease) earned bonuses. Each executive officer has a maximum bonus opportunity of 200% of target bonus.

2021 Long-Term Incentive Program

On March 12, 2021, the Committee approved an updated form of Restricted Stock Unit (“RSU”) Award Agreement (the “RSU Agreement”) and Performance-Based Restricted Stock Unit (“PSU”) Award Agreement (the “PSU Agreement”) for grants of RSUs and PSUs under the Gentherm Incorporated 2013 Equity Incentive Plan (the “2013 Plan”) to make certain clarifications in connection with the 2021 annual equity awards. The updated forms of RSU Agreement and PSU Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Committee also approved revisions to the Company’s long-term incentive program for executive officers in 2021 to include PSUs that are earned based on three-year cumulative Adjusted EBITDA. Accordingly, the Company’s 2021 long-term incentive program for executive officers consists of RSUs with three-year ratable vesting (representing 40% of the total grant value) and PSUs (representing 60% of the total grant value) to be earned based on achievement of the following performance metrics: (i) three-year relative total shareholder return based on a comparator group (representing 20% of the PSU grant value); (ii) ROIC in 2023 (representing 40% of the PSU grant value); and (iii) three-year cumulative Adjusted EBITDA (representing 40% of the PSU grant value).

On March 12, 2021, the Committee approved annual grants to the executive officers of the Company under the 2013 Plan. The RSUs and PSUs were granted on March 12, 2021.

Amendments to Executive Officer Agreements and Offer Letters

The information set forth under the heading “Amendments to Executive Officer Agreements and Offer Letters” under Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

Executive Change in Control Severance Plan

In January 2021, the Company adopted a Severance Pay Plan for Eligible Employees of Gentherm Incorporated (the “Severance Plan”) to provide financial assistance to employees to help ease the burden that may result from involuntary termination of employment from the Company or its direct or indirect wholly-owned U.S. subsidiaries. The Severance Plan provides for the payment, as determined by the Company in its sole discretion on a case-by-case basis, of certain benefits to active full-time or part-time employees, including the Company’s executive officers, whose employment with the Company is terminated by the Company without Cause (as defined in the Severance Plan). The Severance Plan supersedes prior severance plans or arrangements, except for employment agreements and offer letters that contain applicable severance provisions. The treatment of equity awards shall continue to be governed by the terms and conditions of such applicable equity plan and award agreements.

Under the Severance Plan, an executive officer would be eligible to receive the following payments and benefits upon termination by the Company without Cause:

•	one year of base salary, payable in a lump sum cash payment;

•	such executive officer’s annual bonus for the year in which the termination occurs, on a pro-rated basis (monthly), determined based on target performance, payable in a lump sum cash payment; and

•	one year of the employer portion of the monthly COBRA premium.

Further, if the annual bonus for the year prior to the year in which the termination occurs has been earned but not paid, the Company shall pay the earned bonus at same time it makes this payment to active employees. The right to receive payments and benefits under the Severance Plan also is subject to the executive officer’s delivery and, as applicable, non-revocation of a separation agreement that contains a release of claims against the Company and other third parties.

A copy of the Severance Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The above description of the material terms of the Severance Plan is qualified in its entirety by reference to such exhibit.

Amendments to Executive Officer Agreements and Offer Letters

On March 12, 2021, the Company entered into amendments to the employment agreements or offer letters of the Company’s executive officers, including the Company’s named executive officers, who did not previously have severance benefits or enhanced severance benefits upon termination following a change in control (i.e., a double trigger), in order to provide such benefits (collectively, the “Amendments”). These Amendments include (i) a Second Amendment to Offer Letter Agreement with Matteo Anversa, the Company’s Executive Vice President of Finance, Chief Financial Officer and Treasurer (the “Anversa Amendment”), (ii) a Second Amendment to Executive Relocation and Employment Agreement with Paul Giberson, the Company’s Senior Vice President, Global Sales (the “Giberson Amendment”), (iii) a First Amendment to Executive Offer Letter with Yijing Brentano, the Company’s Senior Vice President, Investor Relations and Global Financial Planning and Analysis (the “Brentano Amendment”), and (iv) a First Amendment to Executive Offer Letter with Barb Runyon, the Company’s Senior Vice President and Chief Human Resources Officer (the “Runyon Amendment”). The Company did not amend its terms of employment with Phillip Eyler, its President and Chief Executive Officer, since Mr. Eyler’s existing employment terms include severance benefits and enhanced severance benefits upon termination following a change in control (i.e., a double trigger).

Each of the Brentano and Runyon Amendments provide that, upon the Company’s termination without Cause (as defined in the Severance Plan) or upon a termination by such person for Good Reason (each as defined in such Amendments), the Company will provide the payments and benefits in accordance with the terms and requirements of the Severance Plan. Each of the Brentano and Runyon Amendments further provide that, upon the termination by the Company or its successor without Cause or by such person for Good Reason at any time from the signing of an agreement to engage in a Change in Control (as defined therein) until twelve months after the occurrence of a Change in Control relating to such agreement (the “Change in Control Period”), the Company or its successor will provide enhanced payments and benefits as follows (the “Enhanced Double Trigger Benefits”):

•	two years of base salary, payable in a lump sum cash payment;

•	two times such person’s annual bonus at target for the year in which the termination occurs, payable in a lump sum cash payment; and

•	eighteen months of the employer portion of the monthly COBRA premium.

The existing employment terms with Messrs. Anversa and Giberson include severance benefits but not enhanced severance benefits upon termination following a Change in Control. Accordingly, the Anversa and Giberson

Amendments provide that, upon the termination by the Company or its successor without Cause or by such person for Good Reason during the Change in Control Period, the Company will provide the Enhanced Double Trigger Benefits. Pursuant to their existing employment terms, Messrs. Anversa and Giberson’s severance benefits also include outplacement services for one year up to a maximum cost of $50,000 and immediate vesting of certain unvested equity awards, and the Anversa and Giberson Amendments extend such benefits to foregoing Change in Control termination events.

The right to receive payments and benefits under the Severance Plan also is subject to the executive officer’s delivery and, as applicable, non-revocation of a separation agreement that contains a release of claims against the Company and other third parties.

Copies of the Anversa Amendment, the Giberson Amendment and a form of Amendment for the other executive officers are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and is incorporated herein by reference. The above description of the material terms of such Amendments is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Gentherm Incorporated Senior Level Performance Bonus Plan

10.2	Form of Restricted Stock Unit Award Agreement

10.3	Form of Performance Stock Unit Award Agreement

10.4	Severance Pay Plan for Eligible Employees of Gentherm Incorporated

10.5	Second Amendment to Offer Letter Agreement between Gentherm Incorporated and Matteo Anversa dated as of March 12, 2021

10.6	Second Amendment to Executive Relocation and Employment Agreement between Gentherm Incorporated and Paul Giberson dated as of March 12, 2021

10.7	Form of First Amendment to Executive Offer Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: March 15, 2021

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